                                                                    EXHIBIT 99.1

                                                        FOR RELEASE: MAY 8, 2000

                NBCI EXEC JOHN HARBOTTLE JOINS INTERACT COMMERCE

  CFO OF 20-MILLION MEMBER XOOM AND SNAP NETWORKS TO DIRECT COMPANY'S INTERNET
                               EXPANSION STRATEGY

SCOTTSDALE, Ariz., May 8, 2000 - Interact Commerce Corporation (Nasdaq: IACT), a leading provider of interactive selling solutions (formerly known as SalesLogix Corporation), today announced the appointment of John Harbottle as its Executive Vice President - Finance and Chief Financial Officer. Harbottle brings more than 24 years of experience in senior financial roles. He most recently served as CFO and Executive Vice President - Finance of NBC Internet (Nasdaq: NBCI). Reporting to Interact Commerce CEO and President Pat Sullivan, Harbottle is responsible for all the company's strategic financial operations.

Harbottle's career includes both domestic and international experience in strategic and financial planning with companies operating in, among other areas, Internet e-commerce, software development, information technology, and consumer products. As CFO of NBCi, he was instrumental in the merger of Xoom.com, Snap, and other NBC Internet properties to create NBCi, an integrated Internet media company that combines portal, community, and e-commerce services for more than 20 million members. He also played a key part in raising $740 million for NBCi and Xoom.com during their IPO and two secondary offerings. Before joining NBCi, Harbottle was CFO of Mastering Computers, Inc., a technology training company. He served the same role for Zenger-Miller, an international training, consulting, and education company.

"When a company grows as rapidly as Interact Commerce has, it needs a skilled and seasoned management team to sustain and further propel its momentum. I am thrilled that Interact Commerce was able to find a world-class CFO to help manage its explosive growth," said Sullivan. "We are well on our way toward becoming a profitable company and, having led profitable businesses, John brings the financial skill set we need to continue our progress. He clearly understands our new business model because he has such strong experience with a major Internet-based company. We expect John to make a major contribution to Interact Commerce as we continue to lead in the interactive selling solutions space."

                                     (more)

                                                                           2-2-2

Harbottle said, "With its strong SalesLogix and ACT! brands, plus Interact.com, Interact Commerce is well positioned to continue its rapid growth. The company has a great understanding of its customers and I believe we can take advantage of that knowledge to deliver greater value to our customers, partners, and shareholders. I'm looking forward to working closely with Pat and the entire management team as we develop and maintain strong, credible relationships with Wall Street, financial analysts, and Interact Commerce shareholders."


ABOUT INTERACT COMMERCE CORPORATION

Interact Commerce Corporation is a leading provider of interactive selling solutions for individuals, organizations, and communities. The company's products integrate all aspects of the selling process, including mobile and internal sales, e-commerce channels, marketing, support, third-party resellers, service providers, and supply chain participants. Interact Commerce Corp. product lines include ACT!, SalesLogix2000, and Interact.com. Headquartered in Scottsdale, Ariz., the company can be found on the World Wide Web at http://www.interactcommerce.com.


                                      # # #

This press release contains forward-looking statements that involve risks and uncertainties that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements. Important factors that may cause or contribute to such differences include, but are not limited to: risks associated with recent acquisitions; our ability to implement new marketing strategies; market demand and acceptance; the impact of competitive products and services; risks associated with the timing and successful completion of technology and product development and commercialization; the effect of economic and business conditions; the ability to attract and retain technical and management personnel; changing relationships with customers, suppliers and strategic partners, including the company's indirect distribution channel; and other risks detailed in the company's annual report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2000. Interact Commerce undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SalesLogix is a registered trademark of Interact Commerce Corporation. Interact.com is a trademark of Interact Commerce Corporation. ACT! is a registered trademark under exclusive license to Interact Commerce Corporation by its owner, Symantec Corporation, in the U.S. and other countries. All other trademarks or registered marks are owned by their respective holders.


Contact: Judy Merrill Bott, Interact Commerce Corporation, +1-480-368-3700, jbott@interactcommerce.com